Exhibit 21
COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
SUBSIDIARIES OF THE REGISTRANT
DECEMBER 31, 2005

At December 31, 2005, the Registrant had the following 100% owned subsidiaries:

Avenue Webb Gin, LLC

Cousins, Inc.; subsidiary includes Cousins/Daniel, LLC*
Cousins Austin GP, Inc.
Cousins Austin, Inc.
Cousins King Mill, LLC
Cousins LaFrontera GP, LLC and Cousins LaFrontera Investor, LLC (which collectively own Cousin LaFrontera, LP)
Cousins Real Estate Corporation and subsidiaries; subsidiaries include Cousins MarketCenters, Inc., New Land Realty, LLC, Cedar Grove Lakes, LLC, CREC Alabama Inc., Pine Mountain Ventures, LLC (subsidiary includes Longleaf Realty, LLC), Cousins Condominium Development, LLC, CREC Property Holdings, LLC, Cousins Real Estate Development, Inc., Cousins Development, Inc., Cousins Properties Services, Inc., Cousins Properties Services LP and CS Texas Inc. (each 100% owned by Cousins Real Estate Corporation) Cousins San Jose MarketCenter LLC

Cousins Texas GP Inc.
Cousins Waterview LLC and Cousins Waterview GP LLC (which collectively own Cousins Properties Waterview LP)
Presidential MarketCenter LLC
3280 Peachtree I, LLC
3280 Peachtree II, LLC

At December 31, 2005, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:
Carriage Avenue, LLC*
Cousins Aircraft Associates, LLC (99% owned by Registrant and 1% owned by Cousins Real Estate Corporation)
Cousins/Myers Second Street Partners, L.L.C.*
Cousins/Myers II, LLC*
Cousins Properties Texas LP (76.24% owned by Registrant and 23.76% owned by Cousins Real Estate Corporation)
Cousins Texas LLC (76% owned by Registrant and 24% owned by Cousins Real Estate Corporation)
CP Venture Three LLC (88.50% owned by Registrant and 11.50% owned by Prudential)
C/W King Mill I, LLC (75% owned by Registrant; wholly-owned subsidiary includes King Mill Project I LLC)

Exhibit 21 — continued

50 Biscayne Venture, LLC (88.25% owned by Cousins Real Estate Corporation; Owns 40% of TRG Columbus Development Venture, Ltd)
905 Juniper Venture, LLC (72% owned by Cousins Real Estate Corporation)
Perimeter Expo Associates, L.P. (90% owned by Registrant and 10% owned by Cousins MarketCenter, Inc.)
*Minority member receives a portion of residual cash flow and capital proceeds after a preferred return to Registrant.

At December 31, 2005 the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries which were not 100% owned:

285 Venture, LLC (50% owned by Registrant)
Brad Cous Golf Venture, Ltd. (50% owned by Registrant)
Charlotte Gateway Village, LLC (50% owned by Registrant)
C-H Associates, Ltd. (49% owned by Cousins Texas LLC)
CL Realty, L.L.C. (50% owned by Cousins Real Estate Corporation; wholly-owned subsidiaries includes CL Texas I, L.L.C.; CL Texas I GP, L.L.C.; CL Texas, L.P. and CL Westpark, LLC)
CPI/FSP I, L.P. (50% owned by Registrant)
CP Venture LLC (50% owned by Registrant)
CP Venture Two LLC (11.50% owned by Registrant)
Crawford Long – CPI, LLC (50% owned by Registrant)
CSC Associates, L.P. (50% owned by Registrant)
Deerfield Towne Center, LLP (10% owned by Registrant)
Handy Road Associates, LLC (50% owned by Cousins Real Estate Corporation)
Nonami Aircraft Facility Associates (50% owned by Registrant)
Pine Mountain Builders, LLC (50% owned by Cousins Real Estate Corporation)
Ten Peachtree Place Associates (50% owned by Registrant)
Temco Associates LLC (50% owned by Cousins Real Estate Corporation; wholly-owned subsidiary is Bentwater Links, LLC; 75% owned subsidiary is New Georgian, LLC)
Verde Group, L.L.C. (less than 5% owned by Cousins Real Estate Corporation)
Wildwood Associates (50% owned by Registrant)

Note: The names of certain subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of
Regulation S-K.